FOR IMMEDIATE RELEASE

SKYSTAR APPOINTS NEW CHIEF FINANCIAL OFFICER

Bing Mei to join as CFO

XI'AN, CHINA – August 1, 2011 - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today announced the appointment of Mr. Bing Mei to become the Company’s permanent chief financial officer, effective as of July 29, 2011.

Mr. Mei, is a seasoned chief financial officer fluent in both English and Mandarin with over 20 years of diverse industry experience including technology services and industrial manufacturing businesses and successful track record of CFO/Controller roles with a variety of publicly traded Fortune 500 companies, fast-growing middle-market multinationals and international joint ventures. Prior to his engagement with Skystar Mr. Mei was chief financial officer of Avineon, a multinational technology company specializing in providing IT solutions to Federal and commercial industry with subsidiaries and joint ventures in Asia, Europe and North America and over 1,500 of technical professionals located across the globe.

Mr. Mei is well acquainted with US and China GAAP, IFRS, SEC reporting standards and tax regulations, as well as SOX 404 compliance and in-depth knowledge of industry best practices, U.S. capital market and multinational financial operations. Mr. Mei is a certified pubic accountant (CPA), certified management accountant (CMA), certified valuation analyst (CVA). He is a graduate of Zhejiang University with highest honors, Bowie State University and MBA from Duke University’s, Fuqua School of Business, where he was named a Fuqua Scholar graduating at the top ten percent of his class.

Mr. Weibing Lu, Skystar’s chairman and CEO commented, “We are pleased to have Bing Mei join Skystar as chief financial officer. Mr. Mei’s experience in accounting and the international markets will assist the Company’s growth initiatives as well as reporting and accountability to shareholders.  Regrettably, Skystar accepted Michael Lan’s resignation, concurrent to Bing Mei’s appointment. Michael’s resignation was due to personal reasons and there are no disputes between himself and the Company. Subsequently, we would like to thank Michael for his diligence and expertise in assisting Skystar grow record revenues and net income during his time with Skystar. We wish Michael all the best in his future endeavors."

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About Skystar Bio-Pharmaceutical Company
Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:

Skystar Bio-Pharmaceutical Company Scott Cramer, Director - U.S. Representative (407) 645-4433 Grayling Investor Relations Christopher Chu (646) 284-9426 christopher.chu@grayling.com